FRONTIER TELEPHONE OF ROCHESTER, INC.
                             By-Laws
                   Effective January 28, 1999



                            ARTICLE I

                           SHAREOWNERS


Section 1 - Annual Meeting

      An annual meeting of shareowners for the election of Directors and the transaction of other business shall be held at such time on any day in each year as shall be fixed by the Board of Directors.


Section 2 - Special Meeting

      Special Meetings of the shareowners may be called by the Board of Directors. Such meeting shall be held at such time as may be fixed in the notice of meeting.


Section 3 - Place of Meeting

      Meetings of shareowners shall be held at such place, within or without the State of New York, as may be fixed in the notice of meeting.


Section 4 - Notice of Meeting

      Notice of each meeting of shareowners shall be in writing and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called.

      A copy of the notice of any meeting shall be given, personally, or by mail, not less than ten or more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at the shareholder's address as it appears on the record of shareowners, or, if the shareholder shall have filed with the Secretary of the Corporation a written request that notices be mailed to some other address, then directed to the shareholder at such other address.


Section 5 - Qualification of Voters

      Every shareowner of record of common stock of the Corporation shall be entitled at every meeting of shareowners to one vote for every share of common stock held by the shareowner in the shareowner's name on the record of shareowners.


Section 6 - Quorum of Shareowners

      The holders of a majority of the shares entitled to vote at such meeting shall constitute a quorum at a meeting of shareowners for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.
      The shareowners present, in person or by proxy, and entitled to vote may, by a majority of votes cast, adjourn the meeting despite the absence of a quorum.


Section 7 - Vote of Shareowners

      Directors shall, except as otherwise required by law, or by the certificate of incorporation as permitted by law, be elected by a plurality of the votes cast at a meeting of shareowners by the holders of shares entitled to vote in the election.

      Whenever any corporate action, other than the election of Directors, is to be taken by vote of the shareowners, it shall, except as otherwise required by law, or by the certificate of incorporation as permitted by law, be authorized by a majority of the votes cast at a meeting of shareowners by the holders of shares entitled to vote thereon.


Section 8 - Proxies

      Every shareholder entitled to vote at a meeting of shareowners or to express consent or dissent without a meeting may authorize another person or persons to act for that shareholder by proxy. Every proxy must be signed by the shareholder or the shareholder's attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it except in those cases where an irrevocable proxy permitted by statute has been given.


Section 9 - Fixing Record Date

      For the purpose of determining the shareowners entitled to notice of or to vote at any meeting of shareowners or any adjournment thereof, or to express consent or dissent from any proposal without a meeting, or for the purpose of determining shareowners entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareowners. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.


                           ARTICLE II

                       BOARD OF DIRECTORS


Section 1 - Power of Board and Qualification of Directors

      The business of the Corporation shall be managed under the direction of its Board of Directors, each of whom shall be at least twenty-one years of age.


Section 2 - Number of Directors

      At the annual meeting of shareowners, the shareowners shall elect no more than fourteen and no less than six directors. A majority of the membership of the Board of Directors of the Corporation shall be outside directors, i.e., they may not be officers or employees of the Corporation nor may they be directors, officers or employees of Frontier Corporation or of any affiliate of Frontier Corporation. Only one of the Corporation's Directors may simultaneously serve as a Director, Officer or employee of Frontier Corporation or any of Frontier Corporation's Affiliates other than the Corporation.


Section 3 - Election, Term and Qualifications of Directors

      At each annual meeting of shareowners, Directors shall be elected to hold office until the next annual meeting and until their successors have been elected and qualified. No person shall be eligible for election or reelection to the Board of Directors after reaching seventy years of age, or in the case of a retired Chairman of the Board of Directors or a retired President of the Corporation, after reaching sixty-seven years of age. The term of any Director who is also an Officer of the Corporation or any affiliate of the Corporation, other than the Chairman of the Board or the President of the Corporation, shall end on the date of termination from active employment and such officer shall thereafter be ineligible for reelection to the Board of Directors.


Section 4 - Quorum of the Board: Action by the Board

      One-third of the entire Board of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at the time of such vote, if a quorum is then present, shall be the act of the Board.


Section 5 - Action Without a Meeting

      Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or of the committee consent in writing to the adoption of the resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.


Section 6 - Participation in Board Meetings by Conference
Telephone

      Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.


Section 7 - Meetings of the Board

      An annual meeting of the Board of Directors shall be held in each year directly after adjournment of the annual shareowners' meeting. Regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board. Special meetings of the Board may be held at any time upon the call of the Chairman of the Board of Directors, if such there be, the President or any two Directors.

      Meetings of the Board of Directors shall be held at such place, within or without the State of New York, as from time to time may be fixed by resolution of the Board for annual and regular meetings and in the notice of meeting for special meetings. If no place is so fixed, meetings of the Board shall be held at the office of the Corporation in Rochester, New York.

      No notice need be given of annual or regular meetings of the Board of Directors. Notice of each special meeting of the Board shall be given by oral, telegraphic or written notice, duly given or sent or mailed to each Director not less than one (1) day before such meeting.


Section 8 - Resignation

      Any Director may resign at any time by giving written notice to the Chairman of the Board of Directors, if such there be, to the President or to the Secretary. Such resignation shall take effect at the time specified in such written notice, or if no time be specified, then on delivery. Unless otherwise specified in the written notice, the acceptance of such resignation by the Board of Directors shall not be needed to make it effective.


Section 9 - Newly Created Directorships and Vacancies

      Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors may be filled by vote of the Board. If the number of the directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by vote of a majority of the directors then in office. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of such director's predecessor.


Section 10 - Committees of Directors

      The Board of Directors, by resolution by a majority of the entire Board, may designate from among its members an Audit Committee consisting of three or more outside directors. The Audit Committee shall, among other things, review the scope of audit activities, review with management significant issues concerning litigation, contingencies or other material matters which may result in either potential liability of the Company or significant exposure to the Company, review significant matters of corporate ethics, review security methods and procedures, review the financial reports and notes, and make reports and recommendations with respect to audit activities, findings, and reports of the independent public accountants and the internal audit staff of the Company.

      The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members a Committee on Directors consisting of three or more outside directors. The Committee on Directors shall, among other things, review performance of incumbent directors, act as a nominating committee, and consider and report to the entire Board of Directors on all matters relating to the selection, qualification, compensation and duties of the members of the Board of Directors and any committees of the Board of Directors.

      The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members other committees each consisting of three or more directors.

      Unless a greater proportion is required by the resolution designating a committee of the Board of Directors, a quorum for the transaction of business of a committee shall consist of one-third of the entire authorized number of members of any other committee of the Board of Directors, but in no event fewer than two persons. The vote of a majority of the members of a committee present at the time of the vote concerning the transaction of business of that committee or of any specified item of business of that committee if a quorum is present at such time, shall be the act of such committee.

      Any committee may fix the time and place of holding its regular meetings and, if so fixed, no notice of such regular meeting shall be necessary. Special meetings of any committee may be called at any time by the Chairman of the Board of Directors, if such there be, by the chief executive officer, by the President, by the Chairperson of that committee, or by any two members of that committee. Notice of each special meeting of any committee shall be given by oral, telegraphic or written notice, including notice via facsimile machine, duly given or sent or mailed to each member of that committee not less than one day before such meeting.


Section 11 - Compensation of Directors

      The Board of Directors of Frontier Corporation shall have authority to fix the compensation of directors of the Corporation for services in any capacity.


Section 12 - Indemnification

      (a)  Generally.

      To the full extent authorized or permitted by law, the Corporation shall indemnify any person ("indemnified Person") made, or threatened to be made, a party to any action or proceeding, whether civil, at law, in equity, criminal, administrative, investigative or otherwise, including any action by or in the right of the Corporation, by reason of the fact that he, his testator or intestate, ("Responsible Person"), whether before or after adoption of this Section 12, (1) is or was a director or officer of the Corporation, or (2), if a director or officer of the Corporation, is serving or served, in any capacity, at the request of the Corporation, any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, or (3), if not a director or officer of the Corporation, is serving or served, at the request of the Corporation, as a director or officer of any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, against all judgments, fines, penalties, amounts paid in settlement (provided the Corporation shall have given its prior consent to such settlement, which consent shall not be unreasonably withheld by it) and reasonable expenses, including attorneys' fees, incurred by such Indemnified Person with respect to any such threatened or actual action or proceeding, and any appeal therein, provided only that (x) acts of the Responsible Person which were material to the cause of action so adjudicated or otherwise disposed of were not (i) committed in bad faith or (ii) were not the result of active and deliberate dishonesty, and (y) the Responsible Person did not personally gain in fact a financial profit or other advantage to which he was not legally entitled.

      (b)  Advancement of Expenses.

      All expenses reasonably incurred by an Indemnified Person in connection with a threatened or actual action or proceeding with respect to which such person is or may be entitled to indemnification under this Section 12 shall be advanced or promptly reimbursed by the Corporation to him in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by him or on his behalf to repay the amount of such advances, if any, as to which he is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent such advances exceed the indemnification to which he is entitled. Such person shall cooperate in good faith with any request by the Corporation that common counsel be used by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to an actual or potential conflict of interest.

      (c)  Procedure for Indemnification.

          (1) Not later than thirty (30) days following final disposition of an action or proceeding with respect to which the Corporation has received written request by an Indemnified Person for indemnification pursuant to this Section 12, if such indemnification has not been ordered by a court, the Board of Directors shall meet and find whether the Responsible Person met the standard of conduct set forth in paragraph (a) of this
Section 12, and, if it finds that he did, or to the extent it so finds, shall authorize such indemnification.

          (2) Such standard shall be found to have been met unless (a) a judgment or other final adjudication adverse to the Indemnified Person establishes that subparagraphs (x) or (y) of paragraph (a) of this Section 12 were violated, or (b) if the action or proceeding was disposed of other than by judgment or other final adjudication, the Board finds in good faith that, if it had been disposed of by judgment or other final adjudication, such judgment or other final adjudication would have been adverse to the Indemnified Person and would have established a violation of subparagraphs (x) or (y) of paragraph (a) of this Section 12.

          (3) If indemnification is denied, in whole or part, because of an adverse finding by the Board in the absence of a judgment or other final adjudication, or because the Board believes the expenses for which indemnification is requested to be unreasonable, such action by the Board shall in no way affect the right of the Indemnified Person to make application therefor in any court having jurisdiction thereof, and in such action or proceeding the issue shall be whether the Responsible Person met the standard of conduct set forth in paragraph (a) of this
Section 12, or whether the expenses were reasonable, as the case may be (not whether the finding of the Board with respect thereto was correct) and the determination of such issue shall not be affected by the Board's finding. If the judgment or other final adjudication in such action or proceeding establishes that the Responsible Person met the standard set forth in paragraph (a) of this Section 12, or that the disallowed expenses were reasonable, or to the extent that it does, the Board shall then find such standard to have been met or the expenses to be reasonable, and shall grant such indemnification, and shall also grant to the Indemnified Person indemnification of the expenses incurred by him in connection with the action or proceeding resulting in the judgment or other final adjudication that such standard of conduct was met, or if pursuant to such court determination such person is entitled to less than the full amount of indemnification denied by the Corporation, the portion of such expenses proportionate to the amount of such indemnification so awarded.

          (4) A finding by the Board pursuant to this paragraph
(c) that the standard of conduct set forth in paragraph (a) of this Section 12 has been met shall mean a finding of the Board or shareowners as provided by law.

      (d) Contractual Article

      This Section 12 shall be deemed to constitute a contract between the Corporation and each person who is a Responsible Person at any time while this Section 12 is in effect. No repeal or amendment of this Section 12, insofar as it reduces the extent of the indemnification of any person who could be a Responsible Person shall without his written consent be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to (1) the date of such repeal or amendment if on that date he is not serving in any capacity for which he could be a Responsible Person, or (2) the thirtieth
(30th) day following delivery to him of written notice of such repeal or amendment as to any capacity in which he is serving on the date of such repeal or amendment, other than as a director or officer of the Corporation, for which he could be a Responsible Person, or (3) the later of the thirtieth (30th) day following delivery to him of such notice or the end of the term of office (for whatever reason) he is serving as director or officer of the Corporation when such repeal or amendment is adopted, with respect to being a Responsible Person in that capacity. No amendment of the Business Corporation Law shall, insofar as it reduces the permissible extent of the right of indemnification of a Responsible Person under this Section 12, be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to the effective date of such amendment irrespective of the date of any claim or legal action in respect thereto. This Section 12 shall be binding on any successor to the Corporation, including any corporation or other entity which acquires all or substantially all of the Corporation's assets.

      (e)  Non-exclusivity

      The indemnification provided by this Section 12 shall not be deemed exclusive of any other rights to which any person covered hereby may be entitled other than pursuant to this
Section 12. The Corporation is authorized to enter into agreements with any such person or persons providing them rights to indemnification or advancement of expenses in addition to the provisions therefor in this Section 12 to the full extent permitted by law.


                           ARTICLE III

                            OFFICERS


Section 1 - Officers

      The shareowners of the Corporation, at the time of the annual election of directors, may elect a Chairman of the Board of Directors and may elect a President, a Secretary and a Treasurer, and such other officers as they may determine. Any two or more offices may be held by the same person.


Section 2 - Term of Office and Removal

      Each officer shall hold office for the term for which each officer is elected or appointed, and until a successor has been elected or appointed and qualified.


Section 3 - Powers and Duties

      The officers of the Corporation shall each have such powers and authority and perform such duties in the management of the Corporation as set forth in these By-Laws and as from time to time prescribed by the Board of Directors or the shareowners. To the extent not set forth in these By-Laws or so prescribed by the Board of Directors or shareowners, they shall each have such powers and authority and perform such duties in the management of the Corporation, subject to the control of the Board, as generally pertain to their respective offices.

      In addition to the powers and authority above, each officer has the powers and duties set out below.

      (a)  Chairman of the Board of Directors

      The Chairman of the Board of Directors, if such there be, shall preside at all meetings of the Board. The Chairman of the Board of Directors may be the chief executive officer of the Corporation, and if so designated, may preside at all meetings of shareowners.

      (b)  President

      The President shall be the chief operating officer and shall have responsibility for the general management of the business of the Corporation, subject only to the supervision of the Board of Directors or shareowners, and the Chairman of the Board of Directors, as chief executive officer, if such there be. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not the chief executive officer, then the President shall be the chief executive officer of the Corporation. The President may preside at all meetings of shareowners, when present, and at meetings of the Board of Directors in the absence of the Chairman of the Board, if such there be.

      (c)  Secretary

      The Secretary shall issue notices of all meetings of shareowners and directors where notices of such meetings are required by law or these By-Laws, and shall keep the minutes of such meetings. The Secretary shall sign such instruments and attest such documents as require signature or attestation and affix the corporate seal thereto where appropriate and shall possess such other powers and perform such other duties as usually pertain to the office or as the Board of Directors may prescribe.

      (d)  Treasurer

      The Treasurer shall have general charge of, and be responsible for, the fiscal affairs of the Corporation and shall sign all instruments and documents as require such signature, and shall possess such other powers and perform such other duties as usually pertain to the office or as the Board of Directors may prescribe.

      (e)  Assistant Officers

      Any Assistant Officer elected by the shareowners or by the Board of Directors shall assist the designated officer and shall possess that officer's powers and perform that officer's duties as designated by that officer, and shall possess such other powers and perform such other duties as the shareowners or the Board of Directors may prescribe.


Section 4 - Records

      The Corporation shall keep (a) correct and complete books and records of account; (b) minutes of the proceedings of the shareowners, Board of Directors and any committees of the Board; and (c) a current list of the directors and officers and their residence addresses.

      The Corporation shall also keep at its office in the State of New York or at the office of its transfer agent or registrar in the State of New York, if any, a record containing the names and addresses of all shareowners, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.


Section 5 - Checks and Similar Instruments

      All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments, for the payment of money, shall be signed by facsimile or otherwise on behalf of the Corporation by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors.


Section 6 - Voting Shares Held by the Corporation

      Either the President or the Secretary may vote shares of stock held by the Corporation in other corporations and may execute proxies for and on behalf of the Corporation for such purpose.


                           ARTICLE IV

                   SHARE CERTIFICATES AND LOSS
                  THEREOF - TRANSFER OF SHARES


Section 1 - Form of Share Certificate

      The shares of the Corporation shall be represented by certificates, in such forms as the Board of Directors may from time to time prescribe, signed by the Chairman of the Board if such there be, or the President or a Vice President, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of issue.


Section 2 - Lost, Stolen or Destroyed Share Certificates

      No certificate or certificates for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction, and upon such indemnification and payment of costs of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe. The Board of Directors, in its discretion, and as a condition precedent to the issuance of any new certificate, may require the owner of any certificate alleged to have been lost, stolen or destroyed to furnish the Corporation with a bond, in such sum and with such surety or sureties as it may direct, as indemnity against any claim that may be made against the Corporation in respect of such lost, stolen or destroyed certificate.


Section 3 - Transfer of Shares

      Shares of the Corporation shall be transferable on the books of the Corporation by the registered holder thereof in person or by the registered holder's duly authorized attorney, by delivery for cancellation of a certificate or certificates for the same number of shares, with proper endorsement consisting of either a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby, either written thereon or attached thereto, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Such endorsement may be either in blank or to a specified person, and shall have affixed thereto all stock transfer stamps required by law.

      Except as otherwise provided by law, not more than twenty percent of the aggregate number of shares of stock of the Corporation outstanding in any class or series shall at any time be owned of record or beneficially or voted by or for the account of aliens (as defined below). Shares of stock shall not be transferable on the books of the Corporation to any alien if, as a result of such transfer, the aggregate number of shares of stock in any class or series owned by or for the account of aliens shall be twenty percent or more of the number of shares of stock then outstanding in such class or series. The Board of Directors may make such rules and regulations as it shall deem necessary or appropriate so that accurate records may be kept of the shares of stock of the Corporation owned of record or beneficially or voted by or for the account of aliens or to otherwise enforce the provisions of this Section 3.

      As used in this Section 3, the word "alien" shall mean the following and their representatives: any individual not a citizen of the United States of America; a partnership, unless a majority of the partners are non-aliens and a majority interest in the partnership profits is held by nonaliens; a foreign government; a corporation, joint-stock company or association organized under the laws of a foreign country; any other corporation of which any officer or more than one-fourth of the directors are aliens, or of which more than one-fourth of any class or series of stock is owned of record or voted by or for the account of aliens; and any other corporation, joint-stock company or association controlled directly or indirectly by one or more of the above.


                            ARTICLE V

                          OTHER MATTERS


Section 1 - Corporate Seal

      The corporate seal shall have inscribed thereon the name of the Corporation and such other appropriate legend as the Board of Directors may from time to time determine. In lieu of the corporate seal, when so authorized by the Board, a facsimile thereof may be affixed or impressed or reproduced in any other manner.


Section 2 - Amendments

      By-Laws of the Corporation may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. By-Laws may also be amended, repealed, or adopted by the Board of Directors, but any By-Law adopted by the Board may be amended or repealed by the shareowners entitled to vote thereon as hereinabove provided.

      If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareowners for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.


Section 3 - Dividends

      As a condition of any decision by the Board of Directors to pay dividends on the Corporation's common stock, the Board of Directors shall certify quarterly that the payment of dividends will neither impair the Corporation's service quality nor its ability to finance its short and long term capital needs at reasonable rates while maintaining a debt rating target of "A" (for Standard and Poors, or the equivalent for other rating agencies). Unless authorized by the New York Public Service Commission, the Board of Directors shall not authorize the payment of dividends on the Corporation's common stock while the service quality or senior debt credit rating conditions apply under which the payment of dividends is prohibited in Opinion No. 94-25 of the Public Service Commission in Case 93-C-0103 - Petition of Rochester Telephone Corporation for Approval of Proposed Restructuring Plan (issued and effective November 10, 1994).